CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 6, 1994, which appears on page F-2 of MicroAge, Inc.'s Annual Report on Form 10-K for the year ended October 30, 1994.




PRICE WATERHOUSE LLP

April 26, 1995
Phoenix, Arizona